Exhibit 99.3

Cellectar Biosciences Announces USPTO Issues Patent for
New Phospholipid Drug Conjugate (PDC) with Paclitaxel

Patent Covers Paclitaxel Drug Conjugate for Targeted Delivery of Paclitaxel to Cancer Cells

MADISON, Wis., May 25, 2016 (GLOBE NEWSWIRE) -- Cellectar Biosciences, Inc. (Nasdaq:CLRB) (“the Company”), an oncology-focused biotechnology company, today announces that the United States Patent and Trademark Office has issued U.S. Patent No. 9,345,718 on May 24, 2016, which covers CLR 1603, a phospholipid ether-Paclitaxel conjugate.

This specific PDC product patent is based on one of a series of patent applications designed to protect both composition of matter and method of use for phospholipid drug conjugates, or PDCs, developed with Cellectar’s proprietary phospholipid-ether delivery vehicle conjugated with any existing or future cytotoxic agents, including chemotherapeutics such as Paclitaxel, for targeted delivery to cancer cells and cancer stem cells. Phospholipid ethers act as a cancer targeting drug vehicle delivering cytotoxic compounds like Paclitaxel directly to cancer cells, thus limiting the drug’s exposure to healthy cells and increasing the potency of the drug at lower concentrations.

“This first issued patent under our CLR CTX Chemotherapeutic program provides Cellectar and any future partners intellectual property (IP) protection through at least November 2035, allowing significant runway for product development and commercialization,” said Jim Caruso, president and CEO of Cellectar. “Importantly, this IP protection further validates our delivery platform and strengthens the value-optimizing potential of our CLR CTX chemotherapeutic conjugate R&D program.”

The objective of the CLR CTX franchise is to develop PDC chemotherapeutics through conjugation of non-targeted anti-cancer agents with the Company’s novel delivery vehicle with the goal of improving therapeutic indices, enhancing product profiles and expanding potential indications through targeted cancer cell delivery of chemotherapeutic payloads.

About Phospholipid Drug Conjugates (PDCs)

Cellectar's PDC platform has demonstrated highly selective cancer targeting both preclinically in over 60 in vivo cancer models, and subsequently confirmed clinically in over 10 cancer types. The platform's payload diversity has been validated using cytotoxic radioisotopes for cancer therapy; PET imaging isotopes for cancer imaging; fluorophores for image-guided surgery, and the company has recently expanded its payload portfolio to chemotherapeutics with further research of paclitaxel and other non-targeted anti-cancer agents through both in-house and collaborative R&D efforts.

About Cellectar Biosciences, Inc.
Cellectar Biosciences is developing phospholipid drug conjugates (PDCs) designed to provide cancer targeted delivery of diverse oncologic payloads to a broad range of cancers and cancer stem cells. Cellectar's PDC Delivery Platform is based on the company's proprietary phospholipid ether analogs. These novel small-molecules have demonstrated highly selective uptake and retention in a broad range of cancers. Cellectar's PDC pipeline includes product candidates for cancer therapy and cancer diagnostic imaging. The company's lead therapeutic PDC, CLR 131, utilizes iodine-131, a cytotoxic radioisotope, as its payload. CLR 131 is currently being evaluated under an orphan drug designated Phase 1 study in patients with relapsed or refractory multiple myeloma. The company is also developing PDCs for targeted delivery of chemotherapeutics such as paclitaxel (CLR 1603-PTX), a preclinical stage product candidate, and plans to expand its PDC chemotherapeutic pipeline through both in-house and collaborative R&D efforts. For additional information please visit www.cellectarbiosciences.com.

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This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2015. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

INVESTOR AND MEDIA CONTACT:

Jules Abraham
JQA Partners
917-885-7378
jabraham@jqapartners.com